Exhibit 4(n)


                    [FORM OF FACE OF MEDIUM-TERM NOTE]

                      [LEGEND FOR NOTE HELD BY DTC]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[Applicable only if Notes are issued in -- This is a [shorter term / longer term - SHORTER TERM IF THE NOTE MAY NOT BE REDEEMED UNTIL THE FIRST ANNIVERSARY, AND MUST BE REDEEMED BEFORE THE THIRD ANNIVERSARY, OF THE DATE OF ISSUE; LONGER TERM IF THE NOT MAY NOT BE REDEEMED UNTIL THE THIRD ANNIVERSARY OF THE DATE OF ISSUE] debt security issued in accordance with regulations made under Section 4 of the Banking Act 1987 of the United Kingdom.]

REGISTERED                                       PRINCIPAL AMOUNT:
No. R-                                           CUSIP

                              [XEROX CORPORATION]
                         [XEROX OVERSEAS HOLDINGS PLC]
                       [RANK XEROX CAPITAL (EUROPE) PLC]
                          MEDIUM-TERM NOTE, SERIES E
                  Due Nine Months or More From Date of Issue

If Applicable, the "Total Amount of OID", "Yield to Maturity" and "Initial Accrual Period OID" (computed under the approximate method) below will be completed solely for the purposes of applying the Federal income tax Original Issue Discount ("OID") Rules.

GENERAL:

Principal Amount:
Issue Price:    % (see below under 'If as Principal' if Agent(s) is(are)
acting as Principal)
Agent's Discount or Commission: $           (     % of Principal Amount)
Net proceeds to Company: $            (     % of Principal Amount)
Original Issue Date:
Maturity Date:
Agent(s):
Agent's capacity:   / / As Principal (see below)   / / As Agent
  If as Principal:  / / The Note is being offered at varying prices related to
                        prevailing market prices at the time of resale.
                    / / The Note is being offered at a fixed initial public
                        offering price of    % of Principal Amount.
Form of Note:       / / Book Entry   / / Certificated
Specified Currency (if other than U.S. dollars):
Authorized Denominations (if other than denominations of U.S.$1,000 and any integral multiples in excess thereof):

INTEREST

/ / Floating Rate Note:

Base Rate(s):
/ / Commercial Paper Rate
/ / CD Rate
/ / CMT Rate
/ / Federal Funds Rate
/ / J.J. Kenny Rate
/ / Prime Rate
/ / Treasury Rate
/ / LIBOR: Designated LIBOR Page: / / LIBOR-Reuters
                                  / / LIBOR-Telerate
           Index Currency (if other than U.S. dollars):
/ / 11th District Cost of Funds Rate
/ / Other (see Attachment)

Index Maturity:
Initial Interest Rate:
Interest Payment Date(s):
Interest Reset Period:
Interest Reset Date(s):
Spread (+/-):
Spread Multiplier:
Maximum Interest Rate:
Minimum Interest Rate:
Calculation Agent (if other than Citibank, N.A.):
Other provisions:

/ / Fixed Rate Note(other than Amortizing Note or Zero-Coupon Note):
    Fixed rate of:    % per annum

/ / Amortizing Note (see Attachment)

/ / Zero-Coupon Note (see Attachment)

/ / Discount Note (see below)
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrual Period OID:
      Other provisions:

/ / Currency Indexed Note (see Attachment)

/ / Other Indexed Note (see Attachment)

EARLY REDEMPTION AND EARLY REPAYMENT; OPTIONAL EXTENSION OF MATURITY DATE AND RESETS; AND PAYMENT CURRENCY

Early redemption at Company's option:   / / No     / / Yes (see below)
    Redemption date(s):
    Redemption price(s):   % of the principal amount of the Note to be
                         redeemed
    Other provisions:

Early repayment at Holder's option:     / / No     / / Yes (see below)
    Repayment date(s):
    Repayment price(s):   % of the principal amount of the Note to be repaid
    Other provisions:

Option to extend Maturity Date:   / / No    / / Yes (see below and
Attachment)
    By: / / the Company     / / the Holder

Option to reset interest rate (if Fixed Rate Note) or Spread and/or Spread
Multiplier (if Floating Rate Note):   / / No      / / Yes (see Attachment)

Option to receive payment in Specified Currency, other than U.S. dollars (if
Currency Indexed Note):               / / No      / / Yes (see Attachment)

ATTACHMENT


SCHEDULE A

/ / THE FOREGOING TERMS OF THIS NOTE ARE SET FORTH IN THE COMPANY'S PRICING
SUPPLEMENT NO.           DATED                          TO PROSPECTUS DATED
                      AND PROSPECTUS SUPPLEMENT DATED
ATTACHED AS SCHEDULE A HERETO AND MADE A PART HEREOF.





     [XEROX CORPORATION, a corporation duly organized and existing under the laws of the state of New York] [XEROX OVERSEAS HOLDINGS PLC, a public limited company organized under the laws of England and Wales] [RANK XEROX CAPITAL (EUROPE) PLC, a public limited company organized under the laws of England and Wales] (herein referred to as the "Company" or the "Issuer"), for value received, hereby promises to pay or registered assigns, the principal sum of __________________________________ at Maturity (as defined below) and to pay interest thereon as described on the reverse hereof.

     The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). If the Specified Currency is other than U.S. dollars, the Company will arrange to have all such payments converted into U.S. dollars in the manner described in Section 6 on the reverse hereof. Notwithstanding the foregoing, the Holder hereof (as defined in the Indenture referred to on the reverse hereof) may, if so specified on the face hereof and subject to the conditions set forth in Section 6 of the reverse hereof, elect to receive all payments in respect hereof in the Specified Currency shown on the face hereof in the manner described in
Section 6 on the reverse hereof. Such election will remain in effect unless and until changed by written notice to the Paying Agent received on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to Maturity, as the case may be. "Maturity" means the date on which the principal of this Note becomes due and payable in accordance with its terms, whether on the Maturity Date shown on the face hereof or by declaration of acceleration, call for redemption, put for repayment, extension of Maturity Date or otherwise.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by Citibank, N.A., or its successor, as Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

DATED:                              [XEROX CORPORATION]
                                    [XEROX OVERSEAS HOLDINGS PLC]
                                    [RANK XEROX CAPITAL (EUROPE) PLC]



                                    By:_________________________________




                                       __________________________________
                                       [Secretary or Assistant Secretary]


CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series provided under the within-mentioned Indenture.

Citibank, N.A.,
  as Trustee



  By:______________________________
         Authorized Signatory



                     [FORM OF REVERSE OF MEDIUM-TERM NOTE]

                               [XEROX CORPORATION]
                        [XEROX OVERSEAS HOLDINGS PLC]
                      [RANK XEROX CAPITAL (EUROPE) PLC]
                          MEDIUM-TERM NOTE, SERIES E
                   Due Nine Months or More From Date of Issue

     1. This is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities") of a series hereinafter specified, as issued and to be issued
under an indenture dated as of October [   ], 1997 (as amended, supplemented
or modified from time to time, the "Indenture"), among the Company, [Applicable only if the Company is Xerox Overseas Holdings PLC or Rank Xerox Capital (Europe) plc -- Xerox Corporation, Xerox Overseas Holdings PLC, Rank Xerox Capital (Europe) plc, Xerox Corporation, as Guarantor (in such capacity, the "Guarantor")], and Citibank, N.A., as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Company, [Applicable only if the Company is Xerox Overseas Holdings PLC or Rank Xerox Capital (Europe) plc -- the Guarantor,] the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

     [Applicable only if Notes are issued in sterling by Xerox Corporation or Xerox Credit Corporaiton -- The Company is not an authorised institution or a European authorised institution under the Banking Act 1987 of the United Kingdom. Repayment of the principal and the payment of any interest or premium in connection herewith have not been guaranteed.]

     [Applicable only if Notes are issued in sterling by Xerox Overseas Holdings PLC or Rank Xerox Capital (Europe) plc -- The Company is not an authorised institution or a European authorised institution under the Banking Act 1987 of the United Kingdom. Repayment of the principal and the payment of any interest or premium in connection herewith have been guaranteed by the Guarantor, which is not an authorised institution or a European authorised institution under Section 4 of the Banking Act 1987 of the United Kingdom.]

     The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of Securities of the Company designated as its Medium-Term Notes, Series E (herein called the "Notes"), limited in aggregate principal amount of [Applicable only if the Company is Xerox Corporation -- U.S.$2,250,000,000] [Applicable only if the Company is Xerox Overseas Holdings PLC or Rank Xerox Capital (Europe) plc -- U.S.$2,000,000,000] or the equivalent thereof in one of more foreign or composite currencies or currency units. The Company may, however, increase the foregoing limit if it determines in the future that it wishes to sell additional Notes of this Series. The U.S. dollar equivalent of Notes denominated in currencies or currency units other than U.S. dollars will be determined by an agent appointed by the Company (the "Exchange Rate Agent"), which shall initially be Citibank, N.A., on the basis of the Market Exchange Rate (as defined in Section 6 hereof) for such currencies or currency units on the applicable trading dates. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest (if any) at different rates, may be payable in different currencies or currency units and may otherwise vary, all as provided herein and in the Indenture.

     2(A). Unless otherwise specified on the face hereof, a Regular Record Date for a Floating Rate Note with respect to any Interest Payment Date specified on the face hereof shall be the date, whether or not such date shall be a Business Day (as defined in this Section 2(A) below), which is 15 calendar days immediately preceding such Interest Payment Date. Interest which is payable, and is punctually paid or duly provided for on each Interest Payment Date specified above, will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided, however, that interest payable at Maturity shall be paid to the Person to whom the principal hereof is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten calendar days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, as more fully described in said Indenture.

     Unless otherwise specified on the face hereof, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York and (x) if the Specified Currency shown on the face hereof is other than U.S. dollars or European Currency Units ("ECUs"), in the Principal Financial Center (as defined below) of the country of such Specified Currency, (y) if the Specified Currency shown on the face hereof is ECUs, in the city of London and Luxembourg City, Luxembourg, and (z) if the Base Rate specified on the face hereof is LIBOR, is also a London Banking Day. "London Banking Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association or is otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall be made.

     In connection with any calculations of the rate of interest in this Note, all percentages will be, unless otherwise specified on the face hereof, rounded, if necessary, to the nearest one one-hundred-thousandth of a percent (with five one-millionths of a percent being rounded upwards), and all currency or currency unit amounts used in or resulting from calculations on the Notes will be rounded to the nearest one one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

     2(B). If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount shown on the face hereof at the rate per annum shown on the face hereof from the Original Issue Date shown on the face hereof until such principal amount is paid or made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest on a Fixed Rate Note (other than an Amortizing Note (as defined in this Section 2(B) below) or a Note which, in lieu of any interest payment thereon, will be issued at a price less than 100% of the principal amount thereof (each such Note, a "Zero-Coupon Note")) at Maturity and semi-annually in arrears on each April 15 and October 15 (each an "Interest Payment Date"), commencing with the Interest Payment Date specified on the face hereof, and the "Regular Record Dates" with respect to such Fixed Rate Note will be March 31 and September 30 (whether or not a Business Day). Unless otherwise provided on the face hereof, if this is a Fixed Rate Note the payment of both principal of and interest on which is amortized at a level amount over the life of such Note (each such Note, an "Amortizing Note"), the Company will pay principal of and interest on such Note at Maturity and either semi-annually each April 15 and October 15 or quarterly each January 15, April 15, July 15 and October 15, and the "Regular Record Dates" will be March 31 and September 30 (whether or not a Business Day), in the case that the principal of and interest on such Amortizing Note are payable semi-annually, and December 31, March 31, June 30 and September 30 (whether or not a Business Day), in the case that the principal of and interest on such Amortizing Note are payable quarterly. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.

     Unless otherwise specified on the face hereof, each payment of interest on a Fixed Rate Note shall include interest accrued to but excluding the Interest Payment Date or Maturity, as the case may be. Unless otherwise specified on the face hereof, any payment of principal of (and premium, if any) or interest required to be made in respect of a Fixed Rate Note (including an Amortizing Note), other than at Maturity, on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional amounts shall be payable as a result of such delayed payment. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to, but excluding, the Interest Payment Date. Unless otherwise specified on the face hereof, the amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2(C). Unless otherwise specified on the face hereof, if this is a Floating Rate Note, the Company promises to pay interest on the principal amount, until the principal hereof is paid or duly made available for payment, at the rate per annum (a) equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof and
(b) thereafter, at a rate or rates (the "Base Rate") determined in accordance with the provisions below under the heading "Determination of CD Rate", "Determination of CMT Rate", "Determination of Commercial Paper Rate", "Determination of Federal Funds Rate", "Determination of J.J. Kenny Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of Prime Rate", "Determination of 11th District Cost of Funds Rate" or "Determination of Other Base Rates" (depending upon whether the Base Rate specified on the face hereof is CD Rate, CMT Rate, Commercial Paper Rate, Federal Funds Rate, J.J. Kenny Rate, LIBOR, Treasury Rate, Prime Rate, 11th District Cost of Funds Rate or some other Base Rate or formula, respectively), in each case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by the multiplication by the Spread Multiplier, if any, specified on the face hereof.

     Interest will be calculated daily, weekly, monthly, quarterly, semiannually, annually or otherwise, as specified on the face hereof under "Interest Reset Period". Unless otherwise provided on the face hereof, Interest will be payable commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at Maturity. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be: (i) in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Period, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Period, the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes with a semi-annual Interest Reset Period, the third Wednesday of the two months specified on the face hereof; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Period, the third Wednesday of the month specified on the face hereof; provided, however, in each case, unless otherwise specified on the face hereof, that if an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Any payment of principal (and premium, if any) and interest required to be made on a Floating Rate Note at Maturity on a day that is not a Business Day shall be made on the next succeeding Business Day with respect to such Floating Rate Note (with the same force and effect as if made at Maturity, and no additional interest shall accrue as a result of any such delayed payment).

     Unless otherwise specified on the face hereof, the interest payable on a Floating Rate Note on each Interest Payment Date or at Maturity will include accrued interest from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid to, but excluding, such Interest Payment Date or date of Maturity, as the case may be (each such period, an "Interest Period"). Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if the Base Rate specified on the face hereof is CD Rate, Commercial Paper Rate, Federal Funds Rate, J.J. Kenny Rate, LIBOR, Prime Rate or 11th District Cost of Funds Rate, or by the actual number of days in the year, if the Base Rate specified on the face hereof is Treasury Rate or CMT Rate.

     Unless otherwise specified on the face hereof, the interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date determined as of such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date determined as of the next preceding Interest Reset Date (or, if none, the Initial Interest Rate), subject in either case to any adjustment by a Spread and/or Spread Multiplier specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

     Notwithstanding the foregoing, if this is a Floating Rate Note, the interest rate hereon shall not accrue during any Interest Period at a rate which is greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by applicable law, including, without limitation, the law of the State of New York and United States law of general application. The Maximum Interest Rate, if any, and Minimum Interest Rate, if any, specified on the face hereof are, in each case, expressed as a rate per annum on a simple interest basis.

     If this is a Floating Rate Note, the interest rate on this Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise (such period being the "Interest Reset Period"), as specified on the face hereof. Unless otherwise specified on the face hereof, the "Interest Reset Dates" will be: (i) if the Interest Reset Period is daily, each Business Day; (ii) if the Interest Reset Period is weekly, Wednesday of each week, except that if the Base Rate specified on the face hereof is the Treasury Rate, Tuesday of each week; (iii) if the Interest Reset Period is monthly, the third Wednesday of each month; (iv) if the Interest Reset Period is quarterly, the third Wednesday of March, June, September and December of each year; (v) if the Interest Reset Period is semi-annually, the third Wednesday of the two months specified on the face hereof; and (vi) if the Interest Reset Period is annually, the third Wednesday of the month of each year specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that
(a) if the Base Rate specified on the face hereof is LIBOR and such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (b) if the Base Rate specified on the face hereof is Treasury Rate and the Interest Reset Date falls on a date which is an auction date for Treasury bills (as defined under "Determination of Treasury Rate" below), the Interest Reset Date shall be the following day that is a Business Day.

     The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below). Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be (i) if the Base Rate specified on the face hereof is CD Rate, CMT Rate, Commercial Paper Rate, Federal Funds Rate, J.J. Kenny Rate or Prime Rate, the second Business Day next preceding such Interest Reset Date, (ii) if the Base Rate specified on the face hereof is LIBOR, the second London Banking Day next preceding such Interest Reset Date, (iii) if the Base Rate specified on the face hereof is 11th District Cost of Funds Rate, the last working day of the month next preceding the applicable Interest Reset Date on which the FHLB of San Francisco (as defined below) publishes the 11th District Cost of Funds Index (as defined below) and (iv) if the Base Rate specified on the face hereof is Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined under "Determination of Treasury Rate" below) of the Index Maturity specified on the face hereof are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Floating Rate Note whose Base Rate is the Treasury Rate, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     The Company will calculate, or will from time to time appoint and enter into an agreement with an agent to calculate (the Company or such agent being the "Calculation Agent"), the interest rates on Floating Rate Notes (including this Note if this is a Floating Rate Note). Initially, Citibank, N.A. shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent promptly after each such determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof. Unless otherwise specified on the face hereof, the "Calculation Date", if applicable, pertaining to an Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date, or if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

     Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest hereon, if this is a Floating Rate Note, shall be the rate determined in accordance with the provisions of the applicable heading below, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by the multiplication by the Spread Multiplier, if any, specified on the face hereof.

Determination of CD Rate
------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is CD Rate, the interest rate for any Interest Determination Date shall equal (a) the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof (1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or (2) if such rate is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit" or
(b) if such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the arithmetic mean as calculated by the Calculation Agent of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of U.S. $5,000,000; provided, however, that if such dealers selected as aforesaid by the Calculation Agent are not quoting such rate as mentioned in this sentence, the interest rate for such Interest Determination Date shall equal the interest rate then in effect hereon on such Interest Determination Date.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

Determination of CMT Rate
-------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is CMT Rate, the interest rate for any Interest Determination Date shall equal the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities... Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified on the face hereof, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m. (New York City time) on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m. (New York City time) on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other pages as may replace such page on that service for the purposes of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

Determination of Commercial Paper Rate
--------------------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is Commercial Paper Rate, the interest rate for any Interest Determination Date shall equal (a) the Money Market Yield (as defined below) on such Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof (1) as published in H.15(519) under the heading "Commercial Paper--Non-financial" or, if unreliable, under such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization, or (2) if such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in Composite Quotations under the heading "Commercial Paper", or (b) if such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper placed for industrial issuers whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, having the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest for such Interest Determination Date shall equal the interest rate then in effect on such Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

     Money Market Yield =            D X 360      X 100
                                ----------------
                                  360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

Determination of Federal Funds Rate
-----------------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is Federal Funds Rate, the interest rate for any Interest Determination date shall equal (a) the rate on such Interest Determination Date for Federal Funds (1) as published in H.15(519) under the heading "Federal Funds (Effective)" or (2) if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, such rate as shall be calculated by the Calculation Agent which will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, the interest rate for such Interest Determination Date shall equal the interest rate then in effect on such Interest Determination Date.

Determination of J.J. Kenny Rate
--------------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is J.J. Kenny Rate, the interest rate for any Interest Determination Date shall equal the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny fails to make available such Weekly Index prior to the relevant Calculation Date, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Interest Determination Date shall be 67% of the rate determined if the Treasury Rate had been originally selected as the interest rate for the J.J. Kenny Notes. The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. At the request of a Holder of a Floating Rate Note bearing interest at the J.J. Kenny Rate, the Calculation Agent will provide such holder with the interest rate that will become effective as of the next Interest Reset Date.

Determination of LIBOR
----------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is LIBOR or the interest rate is to be determined with reference to LIBOR, the interest rate for any Interest Determination Date shall equal the rate determined by the Calculation Agent as follows:

     (i) If (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
(b) "LIBOR Telerate" is specified on the face hereof or if neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof as the method of calculating LIBOR, the rate for deposits in the Index Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date that appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on such Interest Determination Date. If fewer than two such offered rates appear (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no such rate appears, as applicable, LIBOR in respect of the related Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoted as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof, or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to the U.S. dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

Determination of Treasury Rate
------------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is Treasury Rate, the interest rate for any Interest Determination Date shall equal the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities-- Treasury bills--auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or announced as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the interest rate for such Interest Determination Date shall equal the interest rate then in effect on such Interest Determination Date.

Determination of Prime Rate
---------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is Prime Rate, the interest rate for any Interest Determination Date shall equal the rate on such Interest Determination Date as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Bank Prime Loan". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the USPRIME1 page on that Service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from a list approved by the Company. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S.$500,000,000 and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent from a list approved by the Company to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent from a list approved by the Company are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

Determination of 11th District Cost of Funds Rate
-------------------------------------------------

     Unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is 11th District Cost of Funds Rate, the interest rate for any Interest Determination Date shall equal the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Interest Determination Date, the 11th District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District that was most recently announced (the "11th District Cost of Funds Index") by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Interest Determination Date, then the 11th District Cost of Funds Rate determined as of such Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such Interest Determination Date.

Determination of Other Base Rates
---------------------------------

     If the Base Rate specified on the face hereof is none of the foregoing, the method of calculating such Base Rate for any Interest Determination Date will be as provided on the face hereof.

     2(D). If this is a Currency Indexed Note, the principal amount payable at Maturity will be determined by reference to the Denominated Currency and the Indexed Currency shown on the face hereof, or as determined in such other manner as may be specified on the face hereof. Unless otherwise specified on the face hereof, the Holder of a Currency Indexed Note will be entitled to receive a principal amount in respect of such Note (i) exceeding the Face Amount shown on the face hereof if, at Maturity, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, shown on the face hereof (the "Base Exchange Rate"), or (ii) less than such Face Amount if, at Maturity, the rate at which such Denominated Currency can be exchanged for such Indexed Currency is less than such Base Exchange Rate. Unless otherwise specified on the face hereof, the Company will pay principal of a Currency Indexed Note in the Denominated Currency at Maturity in an amount equal to the Face Amount, plus or minus an amount of the Denominated Currency determined by the Exchange Rate Agent by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (as defined in this Section 2(D) below) (such second Exchange Rate Day is hereafter referred to as the "Exchange Rate Date") prior to Maturity by the Exchange Rate Agent based on the indicative quotation, selected by such Exchange Rate Agent at approximately 11:00 a.m. New York City time on such Exchange Rate Date, for the Indexed Currency (spot bid quotation for the Denominated Currency) which will yield the largest number of units of the Indexed Currency per one unit of the Denominated Currency, for an amount of Indexed Currency equal to the Face Amount multiplied by the Base Exchange Rate with the Denominated Currency for settlement at Maturity (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereafter referred to as the "Spot Rate"). Unless otherwise provided on the face hereof, such selection shall be made from among the quotations appearing on the display "page" within the Reuters or Telerate Monitor Foreign Exchange Service, as may be agreed to by the Company and such Exchange Rate Agent (or, if such display "page" is not available or such Indexed Currency or Denominated Currency is a composite currency for which separate current composite currency quotations are not available, such other comparable display or other comparable manner of obtaining quotations as may be agreed to by the Company and such Exchange Rate Agent), used to determine the Spot Rate. The principal amount hereof determined by the Exchange Rate Agent to be payable at Maturity will be payable to the Holder hereof in the manner set forth herein. In the absence of manifest error, the determination by the Exchange Rate Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at Maturity thereof shall be final and binding on the Company and the Holders of such Currency Indexed Notes. The formula to be used by the Exchange Rate Agent to determine the principal amount of this Currency Indexed Note payable at Maturity is specified on the face hereof. As used herein, "Exchange Rate Day" means any day (a) which is a Business Day in The City of New York and (b) (i) if the Denominated Currency or Indexed Currency is any currency or composite currency other than the U.S. dollar or the ECU, a Business Day in the principal financial center of the country of such Denominated Currency or Indexed Currency or (ii) if the Denominated Currency or Indexed Currency is the ECU, a Business Day with respect to the ECU.

     Unless otherwise specified on the face hereof, if this is a Currency Indexed Note, the Company promises to pay interest in the Denominated Currency based on the Face Amount shown on the face hereof and at the rate and times specified on the face hereof.

     2(E). If this is an Indexed Note other than a Currency Indexed Note, the principal amount (and premium, if any) hereof payable at Maturity or the interest hereon, or both, may be determined by reference to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulae, all as set forth on the face hereof. The method by which the amount of interest payable and the amount of principal payable at Maturity will be determined is set forth under the heading "Reference Indices or Formulae" on the face hereof. Unless otherwise specified on the face hereof, (a) for the purpose of determining whether Holders of the requisite principal amount of Outstanding Securities under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount hereof will be deemed to be the face amount hereof, and (b) in the event of an acceleration of Maturity of such Note, the principal amount payable to the Holder hereof upon acceleration will be the principal amount determined by reference to the formula by which the principal amount hereof would be determined on the Maturity Date, as if the date of acceleration were the Maturity Date.

     3. The Authorized Denominations of Notes denominated in U.S. dollars or, if applicable, the Authorized Denominations of Registered Notes denominated in a Specified Currency other than U.S. dollars, and the Integral Multiples thereof in excess of such Authorized Denominations, are as set forth on the face hereof.

     4. Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

     5. Unless otherwise provided on the face hereof, payments of interest on this Note and, if this is an Amortizing Note, principal of this Note, in U.S. dollars (in each case, other than interest on this Note or, if this is an Amortizing Note, principal of this Note, payable at Maturity) will be made by check (from an account at a bank outside the United States if such interest or principal is payable in a currency other than U.S. dollars) mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Regular Record Date (which, in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary or such other depositary as may be specified on the face hereof); provided, however, that if this Note is issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date shown on the face hereof and ending on such initial Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder on the related Regular Record Date; and provided, further, that, if the Holder hereof is the Holder of U.S. $10,000,000 or more (or the equivalent thereof in a Specified Currency other than U.S. dollars) in aggregate principal amount of Notes of like tenor and terms, such payments will be made by wire transfer of immediately available funds, but only if appropriate wire instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Paying Agent, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise provided on the face hereof, the principal hereof and any premium and interest hereon payable at Maturity will be paid to the Holder in immediately available funds (payable to an account maintained by the payee with a bank located outside the United States if payable in a currency other than U.S. dollars) upon surrender of this Note at the Corporate Trust Office of the Paying Agent located in the Borough of Manhattan, The City of New York (or at such other location as may be specified on the face hereof), provided, that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in funds in accordance with its customary procedures. The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder hereof.

     6. The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency specified on the face hereof. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described below; provided, however, that the Holder hereof may, if so indicated on the face hereof and subject to the conditions set forth in the third and fourth paragraphs and the last sentence of this paragraph of this Section 6, elect to receive all payments in respect hereof in such Specified Currency by delivery of written notice to the Paying Agent in the City of New York, which written request must be received by the Paying Agent on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be. Such election will remain in effect unless and until changed by written notice to the Paying Agent in The City of New York, which written notice of any such change must be received by the Paying Agent on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be. If the Company determines that such Specified Currency is not available for making payments in respect hereof due to the conditions set forth in the third and fourth paragraphs of this Section 6, then the Holder hereof may not so elect to receive payments in such Specified Currency, and any such outstanding election shall be automatically suspended and payments in respect hereof shall be made in U.S. dollars as described below, until the Company determines that such Specified currency is again available for making such payments.

     Unless otherwise specified on the face hereof, if the Specified Currency is other than U.S. dollars, unless the Holder of this Note has elected otherwise, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest firm bid quotation received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency on which payments are to be made in U.S. dollars. If three such bid quotations are not available, payments will be made in the Specified Currency which will yield the largest number of U.S. dollars when the Company is receiving U.S. dollars in lieu of the Specified Currency and will require the smallest number of U.S. dollars when the Company is paying U.S. dollars in lieu of the Specified Currency. Unless otherwise provided on the face hereof, such selection shall be made from among the quotations appearing on the display "page" within the Reuters or Telerate Monitor Foreign Exchange Service, as may be agreed to by the Company and such Exchange Rate Agent (or, if such display "page" is not available or such Specified Currency is a composite currency for which separate current composite currency quotations are not available, such other comparable display or other comparable manner of obtaining quotations as may be agreed to by the Company and such Exchange Rate Agent), used to determine the U.S. dollar equivalent of such Specified Currency. If no such indicative quotations are available, then such payment will be made in such Specified Currency, unless such Specified Currency is unavailable due to the conditions set forth in the third and fourth paragraphs of this Section 6, in which case payment may be made as described in the next paragraph. All currency exchange costs, if any, will be borne by the Company, unless the Holder hereof has made the election specified on the face hereof to receive payments in the Specified Currency. In such case, each electing Holder shall bear its pro-rata portion of currency exchange costs, if any, by deductions from such payments due to such Holder.

     Except as set forth below with respect to payments in ECU, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars. The amount so payable on any date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfer in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to such payment date, or as otherwise indicated on the face hereof. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or, if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency). Any payment under such circumstances in U.S. dollars will not constitute a default or an Event of Default under the Indenture.

     If any payment in respect hereof on any date is required to be made in ECU and ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are not used in the European Monetary System, then such payment shall be made in U.S. dollars. The amount of such payment in U.S. dollars shall be converted at a rate determined by the Exchange Rate Agent on the basis of the equivalent of the ECU in U.S. dollars as of the second Business Day prior to the date on which such payment is due. The equivalent of ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined by the Exchange Rate Agent on the following basis. The component currencies of ECU for these purposes (the "Components") shall be the currency amounts that were components of ECU as of the last date on which ECU was used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated on the face hereof. If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amount of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     From the start of the third stage of European monetary union, if any payment in respect hereof is to be made in ECU, all such amounts will be payable in Euros at the rate then established in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union. The preceding paragraph of this Section 6 will not result in payment in a component currency in such circumstances.

     All determinations referred to above of the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding upon the Holders of the Notes and the Trustee, and the Exchange Rate Agent shall have no liability therefor.

     7. If so specified on the face hereof, this Note may be redeemed at the option of the Company in whole or from time to time in part on the Redemption Date or Dates shown on the face hereof (which date or dates shall be on or after the Initial Redemption Date and prior to the Maturity Date), upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the redemption price or prices shown on the face hereof, together with accrued interest, if any, to the Redemption Date. If less than all of the Outstanding Notes of different tenor and terms are to be redeemed, the Company in its sole and absolute discretion shall select the tenor and terms of the Notes to be redeemed. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee pro rata or by lot or by such method as the Trustee shall deem fair and appropriate (so long as such method is not prohibited by the rules of any exchange on which such Notes may be then listed).

     If so specified on the face hereof, this Note may be repaid at the option of the Holder hereof, in whole or from time to time in part, on the Repayment Date or Dates shown on the face hereof (which date or dates shall be on or after the Initial Repayment Date but prior to the Maturity Date) at the price or prices shown on the face hereof, together with accrued interest, if any, to the Repayment Date. Unless otherwise specified on the face hereof, in order for this Note to be so repaid by the Holder hereof on any Repayment Date, the Trustee or any other Person designated by the Company for such purpose must receive at least 15 but not more than 30 days prior to such Repayment Date, (i) if this Note is a Certificated Note, such Note with the form entitled "Option to Elect Repayment" on the reverse of this Note duly completed or (ii) if this Note is a Book-Entry Note, such notices as are specified on the face hereof. Unless otherwise specified on the face hereof, the repayment option may be exercised by the Holder of this Note for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after such repayment is an Authorized Denomination or any Integral Multiple in excess thereof. Unless otherwise specified on the face hereof, exercise of the repayment option by the Holder of this Note will be irrevocable.

     8. The Company may at any time and from time to time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

     9. Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund.

     10. If this Note is an Original Issue Discount Security, the amount payable in the event of redemption or acceleration of Maturity, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the Redemption Date or the date of such acceleration. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus
(b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.

     11. If so specified on the face hereof, the Maturity Date of this Note may be extended at the option of the Company, at such time or times as set forth on the face hereof, for one or more periods (each an "Extension Period") up to but not beyond the date ("Final Maturity Date") specified on the face hereof, by notifying the Trustee at least 50 but not more than 60 days prior to the Maturity Date of this Note in effect immediately prior to the exercise of such option (the "Prior Maturity Date"). Not later than 10 days after receipt of such notice from the Company but in any event not later than 40 days prior to the Prior Maturity Date, the Trustee will mail to the Holder of this Note a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Company to extend the Prior Maturity Date, (ii) the new Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate to be applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread or Spread Multiplier to be applicable to the Extension Period, and (iv) the provisions, if any, for redemption by the Company or repayment to the Holder, or both, during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption or repayment may occur during the Extension Period. Upon the transmittal by the Trustee of an Extension Notice to the Holder of this Note, the Prior Maturity Date shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the transmittal of such Extension Notice.

     Notwithstanding the foregoing paragraph, not later than 20 days prior to the Prior Maturity Date of this Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish an interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate, Spread and/or Spread Multiplier, as the case may be, provided for in the Extension Notice, for the Extension Period commencing on such Prior Maturity Date by causing the Trustee to transmit notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the Holder of this Note. Such notice shall be irrevocable. In the event that the Maturity Date hereof is so extended and the Holder hereof shall have not tendered this Note for repayment (or shall have validly revoked any such tender) pursuant to the next paragraph, this Note, if it is a Fixed Rate Note, shall bear such higher interest rate, or if it is a Floating Rate Note, shall bear such higher Spread and/or Spread Multiplier, for the Extension Period.

     If the Company elects to extend the Maturity Date of this Note, the Holder hereof will have the option to elect repayment hereof on the immediately Prior Maturity Date at a price equal to the principal amount hereof outstanding on, plus accrued interest (if any) to, such Prior Maturity Date. In order for this Note to be so repaid on such Prior Maturity Date, the Trustee or any other Person designated by the Company for such purpose must receive at least 25 days but not more than 35 days prior to such Prior Maturity Date (i) if this Note is a Certificated Note, such Note with the form entitled "Option to Elect Repayment" on the reverse of this Note duly completed or (ii) if this Note is a Book-Entry Note, such notices as are specified on the face hereof. The repayment option may be exercised by the Holder of this Note for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after such repayment is an Authorized Denomination or any Integral Multiple in excess hereof. A Holder who has tendered this Note for repayment pursuant to an Extension Notice may, by delivery of written notice by the close of business on the tenth day prior to the applicable Prior Maturity Date to the Trustee, revoke any such tender for repayment.

     If so specified on the face hereof, the Maturity Date of this Note may be extended at the option of the Holder of this Note (other than an Amortizing Note) at such time or times as shown on the face hereof for one or more Extension Periods up to but not beyond the Final Maturity Date shown on the face hereof by delivery to the Trustee by the date specified on the face hereof of a written notice of such election (the "Holder's Extension Notice"). Such Holder's Extension Notice shall be irrevocable and shall specify the new Maturity Date. Upon the transmittal by such Holder of such Holder's Extension Notice to the Trustee, the applicable Prior Maturity Date shall be extended automatically, and, except as modified pursuant to this paragraph, such Note will have the same terms as prior to the transmittal of such Holder's Extension Notice.

     12. If so specified on the face hereof, the Company may, at its option, reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, on the date or dates (each such date, an "Optional Reset Date"), if any, specified on the face hereof, by notifying the Trustee at least 50 but not more than 60 days prior to an Optional Reset Date with respect to any such Note. Not later than 10 days after receipt of such notice from the Company but in any event not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder of such Note a notice (a "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption or repayment during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to Maturity of such Note (each such period, a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which, and the price or prices at which, such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in a Reset Notice and establish an interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate, Spread and/or Spread Multiplier, as the case may be, provided for in such Reset Notice, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to transmit notice, which shall be irrevocable, of such higher interest rate, Spread and/or Spread Multiplier, as the case may be, to the Holder of such Note. All Notes with respect to which the interest rate, Spread and/or Spread Multiplier is reset on an Optional Reset Date and with respect to which the Holder of such Notes have not tendered such Notes for repayment (or validly revoked any such tender pursuant to the next succeeding paragraph) will bear such higher interest rate, Spread and/or Spread Multiplier, as the case may be, whether or not tendered for repayment.

     If the Company elects to reset the interest rate or the Spread and/or Spread Multiplier, as the case may be, of this Note, the Holder hereof will have the option to elect repayment hereof on any Optional Reset Date at a price equal to the principal amount hereof outstanding on, plus accrued interest (if any) to, such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Trustee or any other Person designated by the Company for such purpose must receive at least 25 days but not more than 35 days prior to such Optional Reset Date (i) if this Note is a Certificated Note, such Note with the form entitled "Option to Elect Repayment" on the reverse of this Note duly completed or (ii) if this Note is a Book-Entry Note, such notices as are specified on the face hereof. The repayment option may be exercised by the Holder of this Note for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after such repayment is an Authorized Denomination or any Integral Multiple in excess thereof. A Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by delivery of written notice by the close of business on the tenth day prior to the applicable Prior Maturity Date to the Trustee, revoke any such tender for repayment.

     13. As provided in the Indenture, and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of different authorized denominations, as requested by the Holder.

     14. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Unless otherwise provided herein, no service charge shall be made for any such registration of transfer or exchange, but the Company may (unless otherwise provided herein) require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     15. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     16. If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in this manner and with the effect provided in the Indenture.

     17. As provided in the Indenture and subject to certain conditions therein set forth, in case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company, the Trustee and the Security Registrar) shall be delivered to the principal corporate trust office of the Trustee, a new Registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note, and all taxes and other governmental charges that may be imposed in relation therewith, shall be borne by the Holder of this Note.

     18. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series to be so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

     Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     19. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of this Note, or for any claim based thereon or hereon or otherwise in respect thereof or hereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against every such person being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     20. [Applicable only if the Company is Rank Xerox Capital (Europe) plc -- In the event of a default by the Company in the performance of its obligations to pay the principal of, premium, if any, or interest, if any, on this Note, any Holder hereof shall have the right to serve upon the Company a demand and, upon receipt of any such demand from any Holder hereof, the Company shall, if and to the extent that it shall have rights to call for the subscription of further shares under the Original Subscription Agreement or, if it has at such time been executed, the Subscription Agreement, as the case may be, serve upon Rank Xerox Limited or, if the Subscription Agreement shall then have been executed, Xerox Overseas Holdings PLC a written demand for the subscription of additional shares in the share capital of the Company pursuant to and subject to the provisions of the Original Subscription Agreement or the Subscription Agreement, as the case may be.

     "Original Subscription Agreement" means the Amended and Restated Subscription Agreement dated as of April 18, 1997 between Rank Xerox Limited and the Company.

     "Subscription Agreement" means the proposed Amended and Restated Subscription Agreement expected to be among Rank Xerox Limited, Xerox Overseas Holdings PLC and the Company.]

     21. THIS NOTE [Applicable only if the Company is Xerox Overseas Holdings PLC or Rank Xerox Capital (Europe) plc -- AND THE GUARANTEE ENDORSED HEREON] SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND ANY SUCCESSOR STATUTE OR STATUTES) [Applicable only if the Company is Xerox Overseas Holdings PLC or Rank Xerox Capital (Europe) plc --; PROVIDED, HOWEVER, THAT ALL MATTERS GOVERNING THE AUTHORIZATION AND EXECUTION OF THIS NOTE BY THE COMPANY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE JURISDICTION OF ORGANIZATION OF THE COMPANY].

     22. [Applicable only if the Company is Xerox Overseas Holdings PLC or Rank Xerox Capital (Europe) plc -- The Company submits for the exclusive benefit of the Holders hereof to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City, the Borough of Manhattan solely for the purpose of any legal action or proceeding brought to enforce rights hereunder. As long as this Note remains Outstanding (unless all payments are then being made by the Guarantor), the Company shall either have an authorized agent or maintain an office in New York State upon whom process may be served in any such legal action or proceeding. Service of process upon the Company at its office or upon its agent with written notice of such service mailed or delivered to the Company shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints Xerox Corporation, Xerox Square, 100 Clinton Avenue South, Rochester, New York, 14644, U.S.A., Attention: General Counsel, as its agent in New York State for such purpose, and Xerox Corporation accepts such appointment. The Company covenants and agrees that service of process in any legal action or proceeding may be made upon it at its office, or upon its agent in New York State. The Company irrevocably waives (and irrevocably agrees not to raise) any objection which it may now have or hereafter acquire to the laying of venue of any such actions or proceedings in any such court referred to in this paragraph and any claim that any such actions or proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any action or proceeding brought in any court referred to in this paragraph shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.


                      [Applicable only if the Company is
                        Xerox Overseas Holdings PLC or
                       Rank Xerox Capital (Europe) plc]

                             [FORM OF GUARANTEE]

     XEROX CORPORATION, a New York corporation (the "Guarantor", which term includes any successor thereto under the Indenture) has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Note, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, early repayment or otherwise, in accordance with the terms of this Note and the Indenture.

     The obligations of the Guarantor to the Holders hereof and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

	The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on this Note upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

DATED THE DATE OF THIS NOTE.        XEROX CORPORATION, as Guarantor



                                    By:_________________________________
                                        [Chairman, President, Vice
                                        President or Treasurer]



                                       __________________________________
                                        [Secretary or Assistant Secretary]


CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series provided under the within-mentioned Indenture.

Citibank, N.A.,
  as Trustee



  By:______________________________
         Authorized Signatory



             ----------------------------------------------------

                          [OPTION TO ELECT REPAYMENT]

                    [IN THE CASE OF CERTIFICATED NOTES ONLY]

     The undersigned hereby irrevocably requests and instructs the Company to repay the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with accrued interest, if any, to the Optional Reset Date or Prior Maturity Date, as applicable, to the undersigned, at
_________________________
____________________________________________________________________________
__
____________________________________________________________________________
__
(Print or Typewrite Name, Address and Telephone Number of the Undersigned)

For the within or attached Note to be repaid on any Optional Reset Date or Prior Maturity Date, as applicable, the Company must receive at its office or agency in the Borough of Manhattan, the City and State of New York, or at such additional place or places of which the Company shall from time to time notify the Holder of such Note, at least 25 days but not more than 35 days prior to such Optional Reset Date or Prior Maturity Date, as applicable, (i) such Note with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name, address and telephone number of the holder of such Note, the principal amount of such Note, the amount of the Note to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of such Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Note and form duly completed are received by the Company by such fifth Business Day; and, provided that, if the Company has revoked the interest rate, Spread and/or Spread Multiplier, as the case may be, and caused the Trustee to transmit a notice of a higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to Holders of the Notes, either form of notice has not been revoked as provided in such Note.

     If less than the entire principal amount of the within attached Note is to be repaid; specify the portion thereof (which shall be an Authorized Denomination (as defined on the face hereof) or an Integral Multiple (as defined on the face hereof) in excess of thereof) which the Holder elects to have repaid: $_______________;and specify the denomination or denominations (which shall be an Authorized Denomination or an Integral Multiple in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within attached Note not being repaid (in the absence if any such specification, one such Note will be issued for the portion not being repaid): $________________.



___________________________________________________
NOTICE: The signature to this Option to Elect
Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.


             ----------------------------------------------------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of the within instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN -- as joint tenants with right of survivorship
               and not as tenants in common
     UNIF GIFT MINOR ACT -- __________________ Custodian
____________________
                                 (Cust)                         (Minor)
                            under Uniform Gifts to Minors Act

__________________________________________________
                                                (State)

Additional abbreviations may also be used though not in the above list.

             ----------------------------------------------------

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
x                                     x
x                                     x
x                                     x
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

____________________________________________________________________________
__
              (Name and address of assignee, including zip code,
                        must be printed or typewritten)

____________________________________________________________________________
__
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing
_______________________________________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated: _______________
______________________________________________
                                NOTICE: The signature to this assignment
must
                                correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement
                                or any change whatever.